EXHIBIT 23.5

              [Letterhead of Netherland, Sewell & Associates, Inc.]




                CONSENT OF NETHERLAND, SEWELL & ASSOCIATES, INC.



     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the Calpine Corporation Retirement Savings Plan of our report included in Calpine Corporation's Annual Report on Form 10-K for the year ended December 31, 2003 regarding Calpine Corporation's estimated domestic proved reserves and to the references to this firm included in such Annual Report.




                                        NETHERLAND, SEWELL & ASSOCIATES, INC.


                                        By:  \s\ Danny D. Simmons
                                             ------------------------------
                                              Danny D. Simmons
                                              Executive Vice President



Houston, Texas
May 5, 2004